Exhibit 99.1
Feb. 26, 2007
DTE Energy announces strong 2006 operating earnings
     DETROIT — DTE Energy (NYSE:DTE) today reported 2006 earnings of $433 million, or $2.43 per diluted share, compared with reported earnings of $537 million, or $3.05 per diluted share in 2005. Reported earnings declined from 2005 primarily due to reduced synthetic fuel production and associated accounting reserves. Additionally, restructuring of non-utility businesses resulted in one-time impairments related to peaking plants, waste coal recovery and biomass operations.
     The company had 2006 operating earnings of $593 million, or $3.33 per diluted share, compared with 2005 operating earnings of $577 million, or $3.28 per diluted share. Operating results exclude non-recurring items, certain timing-related items and discontinued operations.
     Excluding synthetic fuels, 2006 operating earnings were $2.89 per diluted share, above the company’s prior guidance of $2.52 to $2.63 per diluted share primarily due to better than expected performance at Detroit Edison and Energy Trading. Reconciliations of reported to operating earnings for both the quarter ended and 12 months ended Dec. 31, 2006 and 2005, are at the end of this news release.
     DTE Energy also reported cash flow from operations of approximately $1.5 billion in 2006, a 50 percent increase over the $1 billion reported in 2005.
     “I’m pleased with our accomplishments in 2006,” said Anthony F. Earley Jr., DTE Energy chairman and CEO. “Our robust cash flow enabled a dividend increase, and we worked hard to produce strong results in our utilities. Both customers and shareholders are benefiting from our investments in improving utility service and safety while at the same time reducing our operating costs through our comprehensive Performance Excellence Process.
     “In addition, our non-utility restructuring is proceeding as planned and we expect to generate more than $1 billion of cash flow in 2007 as we harvest some of the value we have created in our Unconventional Gas, Power and Industrial Projects and other non-utility businesses,” Earley continued. “Overall, I expect our utility and non-utility strategies to continue to produce sustainable long-term earnings growth and cash flow.”
- more -

Operating earnings and other results for 2006, by segment:
     Electric Utility: Operating earnings for Detroit Edison were $2.03 per diluted share versus $1.54 in 2005. The primary earnings driver was higher gross margins due to the expiration of the cap on residential rates in 2006 and customers returning to full utility service. Partially offsetting these improved results was milder weather in 2006 compared with 2005. In 2006 Detroit Edison invested $230 million in environmental projects to produce cleaner air and water and $741 million on other power generation, distribution system and technology improvements to improve reliability and efficiency.
     Gas Utility: Primarily consisting of MichCon, this segment had operating earnings of $0.36 per diluted share compared with $0.42 in 2005. Lower sales due to milder weather and conservation were the main factors impacting year-over-year earnings. These impacts were partially offset by improved gas storage margins, a full year of higher rates from the April 2005 rate order, and lower operating and maintenance expense. MichCon invested $157 million in 2006 for improvements designed to benefit customers, including gas storage additions and a gas distribution system expansion to meet growing demand in western Michigan.
     Coal and Gas Midstream: This segment had operating earnings of $0.29 per diluted share compared with $0.26 in 2005. Driving earnings higher were higher non-utility gas storage margins and increased coal marketing activity.
     Unconventional Gas Production: Operating earnings for this segment increased to $0.05 per diluted share compared with $0.02 in 2005, primarily due to higher production from the Barnett shale and the continued repricing of Antrim shale gas production as low-priced legacy contracts expire. Offsetting these revenue increases were commensurate increases in operating and depletion expenses associated with higher production and the operation of new wells.
     DTE Energy drilled 142 wells and produced 22 billion cubic feet of natural gas equivalent (Bcfe) in its Antrim shale properties in Michigan in 2006. In its Barnett shale properties in Texas, the company successfully drilled 64 wells and produced 4.1 Bcfe in 2006.
     Power and Industrial Projects: Beginning in the third quarter of 2006, the synthetic fuel business has been shown as its own segment instead of being included in the Power and Industrial Projects segment. Power and Industrial Projects had an operating loss of $0.04 per diluted share compared with earnings of $0.02 in 2005. Key earnings drivers were improved coke battery performance offset by biomass underperformance.
     In 2006, DTE Energy recorded asset impairment charges of $0.40 per diluted share in this segment, primarily at its Crete and River Rouge peaking assets; these charges are excluded from operating earnings. The company is exploring options to remove the quarterly earnings drag resulting from its peaking plants including asset sales of remaining units.
     Energy Trading: This segment had operating earnings of $0.54 per diluted share compared with an operating loss of $0.25 in 2005. Driving earnings higher were increased trading activity and the flowback of timing-related losses incurred in 2005.
- more -

     Synthetic Fuel: This segment had operating earnings of $0.44 per diluted share versus $1.56 in 2005. This decline was driven by the temporary idling of synthetic fuel plants and the partial phase out of production tax credits along with associated impairments, reserves and deferrals of potential gains from selling interests in the plants in 2006. The company has hedged its exposure to operating losses from oil price-related production tax credit phase out in 2007, and therefore expects to produce synthetic fuel at full capacity in 2007.
     Corporate and Other: This segment had an operating loss of $0.34 per diluted share, compared with a loss of $0.29 in 2005, primarily due to tax benefits received in 2005 and a contribution to the DTE Energy Foundation in 2006.
Fourth quarter 2006 operating earnings results, by segment:
     For the fourth quarter of 2006, DTE Energy had reported earnings of $142 million, or $0.79 per diluted share, compared with $382 million, or $2.14 per diluted share in 2005. Operating earnings for the fourth quarter 2006 were $167 million, or $0.93 per diluted share, compared with $378 million, or $2.12 per diluted share in 2005. Reported and operating earnings in the fourth quarter of 2005 were higher primarily due to the realization of earnings from synthetic fuel production that had been deferred for the first three quarters of 2005.
     Electric Utility: Operating earnings for Detroit Edison were $0.39 per diluted share versus $0.40 in the fourth quarter of 2005. Driving performance in 2006 was mild weather and a contribution to the DTE Energy Foundation, partially offset by more customers on full utility service compared with 2005.
     Gas Utility: MichCon had operating earnings of $0.20 per diluted share versus $0.26 in the fourth quarter of 2005. The key driver of this decline was lower gas usage due to mild weather in 2006.
     Non-Utility Operations: Operating earnings from non-utility operations were $0.44 per diluted share versus $1.60 in the fourth quarter of 2005. The higher 2005 earnings resulted from the recognition of synfuel earnings deferred from the first three quarters of 2005, as well as the flowback of timing-related accounting adjustments in the Energy Trading segment. Earnings from Unconventional Gas Production increased to $0.03 per diluted share from breakeven results in the fourth quarter of 2005 due primarily to higher gas production from the company’s Barnett shale properties.
     Corporate and Other: The Corporate and Other segment had operating losses of $0.10 per diluted share compared with losses of $0.14 in the fourth quarter of 2005. Driving the improvement was lower interest expense and taxes.
Outlook for 2007
     DTE Energy reiterated its 2007 operating earnings guidance excluding synthetic fuel of $2.60 to $2.80 per diluted share. Synthetic fuel is expected to add operating earnings of $0.60 to $1.25 per diluted share in 2007.
- more -

     “In 2007 we expect to continue to earn our authorized returns at Detroit Edison and MichCon,” said David E. Meador, DTE Energy executive vice president and chief financial officer. “As we complete portions of our non-utility restructuring, we will provide updates to our non-utility earnings outlook.”
Conference call and webcast information
     This earnings announcement, as well as a package of supplemental financial information, is available on the company’s website at www.dteenergy.com/investors.
     DTE Energy plans to conduct a conference call with the investment community hosted by Meador at 9 a.m. EST Tuesday, Feb. 27, to discuss 2006 earnings results and provide a general business update. Investors, the news media and the public may listen to a live internet broadcast of the meeting at www.dteenergy.com/investors. The telephone dial-in numbers are (800) 263-8506 or (719) 457-2681. There is no passcode. The internet broadcast will be archived on the company’s website. An audio replay of the call will be available from 1 p.m. Feb. 27 to March 12, 2007. To access the replay, dial (888) 203-1112 or (719) 457-0820 and enter passcode 2050934.
     Use of Operating Earnings Information — DTE Energy management believes that operating earnings provide a more meaningful representation of the company’s earnings from ongoing operations and uses operating earnings as the primary performance measurement for external communications with analysts and investors. Internally, DTE Energy uses operating earnings to measure performance against budget and to report to the Board of Directors.
     In this release, DTE Energy discusses 2007 operating earnings guidance. It is likely that certain items that impact the company’s 2007 reported results will be excluded from operating results. A reconciliation to the comparable 2007 reported earnings guidance is not provided because it is not possible to provide a reliable forecast of specific line items. These items may fluctuate significantly from period to period and may have a significant impact on reported earnings.
     DTE Energy is a Detroit-based diversified energy company involved in the development and management of energy-related businesses and services nationwide. Its operating units include Detroit Edison, an electric utility serving 2.2 million customers in Southeastern Michigan, MichCon, a natural gas utility serving 1.3 million customers in Michigan and other non-utility, energy businesses focused on gas pipelines and storage, coal transportation, unconventional gas production and power and industrial projects. Information about DTE Energy is available at dteenergy.com.
     The information contained herein is as of the date of this news release. DTE Energy expressly disclaims any current intention to update any forward-looking statements contained in this news release as a result of new information or future events or developments. Words such as “anticipate,” “believe,” “expect,” “projected” and “goals” signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various assumptions, risks and uncertainties. This news release contains forward-looking statements about DTE Energy’s financial results and estimates of future prospects, and actual results may differ materially.
- more -

     Factors that may impact forward-looking statements include, but are not limited to: the higher price of oil and its impact on the value of production tax credits, or the potential requirement to refund proceeds received from synfuel partners; the uncertainties of successful exploration of gas shale resources and inability to estimate gas reserves with certainty; the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers; economic climate and population growth or decline in the geographic areas where we do business; environmental issues, laws, regulations, and the cost of remediation and compliance; nuclear regulations and operations associated with nuclear facilities; implementation of electric and gas Customer Choice programs; impact of electric and gas utility restructuring in Michigan, including legislative amendments; employee relations and the impact of collective bargaining agreements; unplanned outages; access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings; the timing and extent of changes in interest rates; the level of borrowings; changes in the cost and availability of coal and other raw materials, purchased power and natural gas; effects of competition; impact of regulation by the FERC, MPSC, NRC and other applicable governmental proceedings and regulations, including any associated impact on rate structures; contributions to earnings by non-utility subsidiaries; changes in and application of federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits; the ability to recover costs through rate increases; the availability, cost, coverage and terms of insurance; the cost of protecting assets against, or damage due to, terrorism; changes in and application of accounting standards and financial reporting regulations; changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; uncollectible accounts receivable; binding arbitration, litigation and related appeals; changes in the economic and financial viability of our suppliers, customers and trading counterparties, and the continued ability of such parties to perform their obligations to the Company; and the timing, terms and proceeds from any asset sale or monetization. This news release should also be read in conjunction with the “Forward-Looking Statements” section in DTE Energy’s 2005 Form 10-K and the 2006 quarterly reports on Form 10-Q (which sections are incorporated herein by reference), and in conjunction with other SEC reports filed by DTE Energy.

For further information, members of the media may contact:

Len Singer	Lorie N. Kessler
(313) 235-8809	(313) 235-8807

Analysts — for further information:

Dan Miner	Lisa Muschong
(313) 235-5525	(313) 235-8505

DTE Energy Company
Consolidated Statement of Operations (unaudited)

	Twelve Months Ended
	December 31
(in Millions, Except per Share Amounts)	2006	2005
Operating Revenues	$9,022	$9,021

Operating Expenses
Fuel, purchased power and gas	3,056	3,530
Operation and maintenance	3,696	3,792
Depreciation, depletion and amortization	1,014	868
Taxes other than income	321	274
Asset (gains) and losses, reserves and impairments, net	107	(390)

	8,194	8,074

Operating Income	828	947

Other (Income) and Deductions
Interest expense	526	519
Interest income	(47)	(57)
Other income	(61)	(68)
Other expenses	86	55

	504	449

Income Before Income Taxes and Minority Interest	324	498

Income Tax Provision	137	202

Minority Interest (1)	(250)	(281)

Income from Continuing Operations	437	577

Loss from Discontinued Operations, net of tax	(5)	(37)

Cumulative Effect of Accounting Changes, net of tax	1	(3)

Net Income	$433	$537

Basic Earnings per Common Share
Income from continuing operations	$2.46	$3.30
Discontinued operations	(.03)	(.21)
Cumulative effect of accounting changes	.01	(.02)

Total	$2.44	$3.07

Diluted Earnings per Common Share
Income from continuing operations	$2.45	$3.28
Discontinued operations	(.03)	(.21)
Cumulative effect of accounting changes	.01	(.02)

Total	$2.43	$3.05

Average Common Shares
Basic	177	175
Diluted	178	176

Dividends Declared per Common Share	$2.075	$2.06

(1)	Primarily represents our partners’ share of synfuel project losses.

DTE Energy Company
Segment Net Income (Unaudited)

	Three Months Ended December 31
	2006				2005
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$68	$2	A	$70	$65	$4	B	$73
						3	A
						1	H

Gas Utility	34	5	B	36	(86)	1	B	45
		(3	)A			130	A

Non-utility Operations

Coal and Gas Midstream	14	—		14	12	—		12

Unconventional Gas Production	4	—		4	1	—		1

Power and Industrial Projects	(6)	1	C	2	1	1	B	2
		7	D

Energy Trading	29	—		29	129	—		129

Synthetic Fuel	18	11	E	29	140	(3	)E	144
						7	I

Total Non-utility Operations.	59	19		78	283	5		288

Corporate and Other	(17)	—		(17)	126	(154	)A	(28)

Income from Continuing Operations	144	23		167	388	(10)		378

Discontinued Operations	(2)	1	F	—	(3)	3	F	—
		1	G

Cumulative Effect of Accounting Change	—	—		—	(3)	3	J	—

Net Income	$142	$25		$167	$382	$(4)		$378

Adjustments key
A)	Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate. Annual results not impacted.
B)	Performance Excellence Process	Costs to achieve savings from Performance Excellence Process
C)	Impairment charge	Impairment charge of Crete, a joint venture merchant generating investment
D)	Impairment charge	Impairment charge of Biomass landfill gas projects
E)	2007 oil price option	Mark to market on 2007 synfuel oil hedges
F)	Impairment charge	Impairment charge and operating results relating to the discontinuance of Dtech operations
G)	Georgetown	Operating results relating to the discontinuance of Georgetown operations
H)	DTE2/SAP project costs	Incremental non-recurring DTE2/SAP project costs
I)	2006 oil price option	Mark to market on 2006 synfuel oil hedges
J)	Cumulative effect of accounting change	Cumulative effect of change in accounting principle from adoption of FIN 47

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Three Months Ended December 31
	2006				2005
	Reported			Operating	Reported			Operating
	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$0.38	$0.01	A	$0.39	$0.36	$0.02	B	$0.40
						0.02	A

Gas Utility	0.19	0.03	B	0.20	(0.48)	0.01	B	0.26
		(0.02)	A			0.73	A

Non-utility Operations

Coal and Gas Midstream	0.08	—		0.08	0.07	—		0.07

Unconventional Gas Production	0.03	—		0.03	—	—		—

Power and Industrial Projects	(0.04)	0.01	C	0.01	0.01	—		0.01
		0.04	D

Energy Trading	0.16	—		0.16	0.72	—		0.72

Synthetic Fuel	0.10	0.06	E	0.16	0.78	(0.02	)E	0.80
						0.04	I

Total Non-utility Operations.	0.33	0.11		0.44	1.58	0.02		1.60

Corporate and Other	(0.10)	—		(0.10)	0.72	(0.86	)A	(0.14)

Income from Continuing Operations	0.80	0.13		0.93	2.18	(0.06)		2.12

Discontinued Operations	(0.01)	0.01	F	—	(0.02)	0.02	F	—

Cumulative Effect of Accounting Change	—	—		—	(0.02)	0.02	J	—

Net Income	$0.79	$0.14		$0.93	$2.14	$(0.02)		$2.12

Adjustments key
A)	Effective tax rate normalization	Quarterly adjustment to normalize effective tax rate. Annual results not impacted.
B)	Performance Excellence Process	Costs to achieve savings from Performance Excellence Process
C)	Impairment charge	Impairment charge of Crete, a joint venture merchant generating investment
D)	Impairment charge	Impairment charge of Biomass landfill gas projects
E)	2007 oil price option	Mark to market on 2007 synfuel oil hedges
F)	Impairment charge	Impairment charge and operating results relating to the discontinuance of Dtech operations
G)	Georgetown	Operating results relating to the discontinuance of Georgetown operations
H)	DTE2/SAP project costs	Incremental non-recurring DTE2/SAP project costs
I)	2006 oil price option	Mark to market on 2006 synfuel oil hedges
J)	Cumulative effect of accounting change	Cumulative effect of change in accounting principle from adoption of FIN 47

DTE Energy Company
Segment Net Income (Unaudited)

	Twelve Months Ended December 31
	2006				2005
	Reported			Operating	Reported			Operating
(in Millions)	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$325	$38	A	$363	$277	$4	B	$272
						8	J
						(17	)Q

Gas Utility	50	16	B	66	37	1	B	73
						5	J
						30	L

Non-utility Operations

Coal and Gas Midstream	50	1	B	51	45	—		45

Unconventional Gas Production	9	—		9	4	—		4

Power and Industrial Projects	(80)	1	B	(9)	4	1	B	5
		13	C
		27	D
		21	E
		9	F

Energy Trading	96	—		96	(43)	—		(43)

Synthetic Fuel	48	26	G	78	305	(3	)H	276
		4	H			(26	)R

Total Non-utility Operations	123	102		225	315	(28)		287

Corporate and Other	(61)	—		(61)	(52)	(3	)Q	(55)

Income from Continuing Operations	437	156		593	577	—		577

Discontinued Operations	(5)	4	I	—	(37)	36	I	—
		1	P			(2	)M
						3	N

Cumulative Effect of Accounting Changes	1	(1	)K	—	(3)	3O		—

Net Income	$433	$160		$593	$537	$40		$577

Adjustments key
A)	September 2006 MPSC Electric	Impact of disallowance of 2004 stranded costs and PSCR reconciliation
B)	Performance Excellence Process	Costs to achieve savings from Performance Excellence Process
C)	Impairment charge	Impairment charge PepTec operations
D)	Impairment charge	Impairment charge of River Rouge merchant generation facility
E)	Impairment charge	Impairment charge of Crete, a joint venture merchant generating investment
F)	Impairment charge	Impairment charge of Biomass landfill gas projects
G)	2006 oil price option rollback	Mark to market on 2006 synfuel oil hedges recognized in 2005
H)	2007 oil price option	Mark to market on 2007 synfuel oil hedges
I)	Impairment charge	Impairment charge and operating results relating to the discontinuance of Dtech operations
J)	DTE2/SAP project costs	Incremental non-recurring DTE2/SAP project costs
K)	Cumulative effect of accounting change	Cumulative effect of a change in accounting principle from adoption of FASB No. 123-R
L)	April 2005 MPSC Gas	Impact of disallowances of 2002 gas costs and certain computer systems and equipment costs
M)	Gain on sale of Southern Missouri	Gain from the sale of Southern Missouri Gas Company
N)	Gain on sale of ITC	A related adjustment from the sale of International Transmission Company
O)	Cumulative effect of accounting change	Cumulative effect of a change in accounting principle from adoption of FIN 47
P)	Georgetown	Operating results relating to the discontinuance of Georgetown operations
Q)	Gain on sale of assets	Gain on sale of land
R)	2006 oil price option	Mark to market on 2006 synfuel oil hedges

DTE Energy Company
Segment Diluted Earnings Per Share (Unaudited)

	Twelve Months Ended December 31
	2006				2005
	Reported			Operating	Reported			Operating
	Earnings	Adjustments		Earnings	Earnings	Adjustments		Earnings

Electric Utility	$1.82	$0.21	A	$2.03	$1.57	$0.02	B	$1.54
						0.04	J
						(0.09	)Q

Gas Utility	0.28	0.08	B	0.36	0.21	0.01	B	0.42
						0.03	J
						0.17	L

Non-utility Operations

Coal and Gas Midstream	0.28	0.01	B	0.29	0.26	—		0.26

Unconventional Gas Production	0.05	—		0.05	0.02	—		0.02

Power and Industrial Projects	(0.45)	0.01	B	(0.04)	0.02	—		0.02
		0.08	C
		0.15	D
		0.12	E
		0.05	F

Energy Trading	0.54	—		0.54	(0.25)	—		(0.25)

Synthetic Fuel	0.27	0.15	G	0.44	1.73	(0.02	)H	1.56
		0.02	H			(0.15	)R

Total Non-utility Operations	0.69	0.59		1.28	1.78	(0.17)		1.61

Corporate and Other	(0.34)	—		(0.34)	(0.28)	(0.01	)Q	(0.29)

Income from Continuing Operations	2.45	0.88		3.33	3.28	—		3.28

Discontinued Operations	(0.03)	0.02	I	—	(0.21)	0.21	I	—
		0.01	P			(0.01	)M
						0.01	N

Cumulative Effect of Accounting Changes	0.01	(0.01	)K	—	(0.02)	0.02	O	—

Net Income	$2.43	$0.90		$3.33	$3.05	$0.23		$3.28

Adjustments key A) September 2006 MPSC Electric		Impact of disallowance of 2004 stranded costs and PSCR reconciliation
B)	Performance Excellence Process	Costs to achieve savings from Performance Excellence Process
C)	Impairment charge	Impairment charge PepTec operations
D)	Impairment charge	Impairment charge of River Rouge merchant generation facility
E)	Impairment charge	Impairment charge of Crete, a joint venture merchant generating investment
F)	Impairment charge	Impairment charge of Biomass landfill gas projects
G)	2006 oil price option rollback	Mark to market on 2006 synfuel oil hedges recognized in 2005
H)	2007 oil price option	Mark to market on 2007 synfuel oil hedges
I)	Impairment charge	Impairment charge and operating results relating to the discontinuance of Dtech operations
J)	DTE2/SAP project costs	Incremental non-recurring DTE2/SAP project costs
K)	Cumulative effect of accounting change	Cumulative effect of a change in accounting principle from adoption of FASB No. 123-R
L)	April 2005 MPSC Gas	Impact of disallowances of 2002 gas costs and certain computer systems and equipment costs
M)	Gain on sale of Southern Missouri	Gain from the sale of Southern Missouri Gas Company
N)	Gain on sale of ITC	A related adjustment from the sale of International Transmission Company
O)	Cumulative effect of accounting change	Cumulative effect of a change in accounting principle from adoption of FIN 47
P)	Georgetown	Operating results relating to the discontinuance of Georgetown operations
Q)	Gain on sale of assets	Gain on sale of land
R)	2006 oil price option	Mark to market on 2006 synfuel oil price hedges